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MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We  consent to the use,  in the  registration  statement  on Form SB2 of Bonfire
Productions Inc, of our report dated August 2, 2007 on our audit of the financial statements of Bonfire Productions Inc as of June 30, 2007, and the related statements of operations, stockholders' equity and cash flows through June 30, 2007, and the reference to us under the caption "Experts."








/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
August 27, 2007



















        2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499
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                               Fax (702)253-7501
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